FOR IMMEDIATE RELEASE                                                [SPSS LOGO]
Contact: Janine Warell, SPSS
312-261-6535
jwarell@spss.com

           GROWTH IN NEW LICENSE REVENUE, INCREASED PRODUCTIVITY DRIVE
               SOLID SPSS 2007 SECOND QUARTER, FIRST HALF RESULTS

CHICAGO, IL (USA), July 31, 2007 -- SPSS Inc. (Nasdaq: SPSS), a worldwide provider of predictive analytics software, today announced results for the quarter and six months ended June 30, 2007. The company reported second quarter revenues of $68.9 million, an increase of 9 percent from $63.5 million in the second quarter of 2006. New license revenues were $32.4 million, up 10 percent from $29.3 million in the same quarter last year. Operating income increased to $10.2 million, or 15 percent of revenues, from $6.0 million, or 9 percent of revenues, in the 2006 second quarter.

Diluted earnings per share (EPS) in the 2007 second quarter were $0.36, compared to $0.12 for the same quarter last year. Charges for stock-based compensation were $2.6 million and $2.2 million in the second quarter of 2007 and 2006, respectively.

The company continued to identify cost-saving initiatives and drive productivity improvements in the 2007 second quarter, including the expected closure of three facilities, all of which should be completed by year end. Operating results in the quarter included reorganization and related pre-tax charges of $0.7 million or approximately $0.02 EPS. Additional charges related to these initiatives will be recorded in the 2007 third and fourth quarters.

"We continued to see good sales momentum in the quarter, including double digit new license revenue growth in the United States and Europe, increased predictive application sales, and expanding partner influenced transactions," said SPSS president and CEO Jack Noonan. "Overall, the second quarter shows increasing demand for our predictive analytic tools and solutions with the continuation of bottom-line improvement."

Revenues for the six months ended June 30, 2007 totaled $139.1 million, an increase of 11 percent from $125.7 million for the same period in 2006. New license revenues were $67.3 million, up 14 percent from $59.2 million in the same period last year. Operating income increased to $22.3 million, or 16 percent of revenues, from $13.0 million, or 10 percent of revenues, in the 2006 six-month period. EPS was $0.75, compared to $0.35 in the same period a year ago. Charges for stock-based compensation were $4.5 million and $3.1 million in the first six months of 2007 and 2006, respectively. The effective income tax rate in the 2007 six-month period was 37 percent, compared to 38 percent in the same period last year.

Cash at June 30, 2007 was $278.4 million. Cash from operations increased to $34.7 million in the six months ended June 30, 2007 from $14.6 million in the same period in 2006.

OUTLOOK AND GUIDANCE

"We are pleased with the benefits realized from operational improvements," said Raymond Panza, SPSS executive vice president and CFO. "During the 2007 second quarter, we initiated the process for closing R&D centers in the United Kingdom and Denmark, closed a small facility in the United States and announced organizational changes. At the same time, the company continues to focus on global productivity initiatives to improve operations and reduce costs."

Panza added, "In the 2007 third quarter we expect revenues of between $72.0 million and $74.0 million, with EPS in the range of $0.38 to $0.42, including an estimated expense of $0.06 for stock-based compensation. For the 2007 fiscal year, we reiterate our revenue guidance of between $285.0 million and $295.0 million. Based on our strong first half earnings results, we are increasing EPS guidance to a range of $1.53 to $1.63. Guidance for the 2007 fiscal year includes the $0.02 charge recognized in the second quarter for restructuring. Additional restructuring costs of approximately $3 million, expected to be incurred in the second half of 2007, are not included in the 2007 third quarter or 2007 fiscal year guidance. The full amount of these 2007 estimated restructuring charges are expected to be more than fully recovered in savings during 2008. EPS guidance for the 2007 fiscal year includes an estimated expense of $0.26 for stock-based compensation and an effective income tax rate of 37 percent."

CONFERENCE CALL

The company will host a conference call at 5 p.m. CT on July 31, 2007, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should call 888-396-2386 in the United States or 617-847-8712 internationally. The live call pass-code is 26089755. A replay will be available via phone for one week after the call. To access it, participants in the United States should call 888-286-8010 or 617-801-6888 internationally using access code 13568380. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

ABOUT SPSS INC.

SPSS Inc. (Nasdaq: SPSS) is a leading global provider of predictive analytics software and solutions. The company's predictive analytics technology improves business processes by giving organizations forward visibility for decisions made every day. By incorporating predictive analytics into their daily operations, organizations become Predictive Enterprises--able to direct and automate decisions to meet business goals and achieve a measurable competitive advantage. More than 250,000 public sector, academic, and commercial customers rely on SPSS technology to help increase revenue, reduce costs, and detect and prevent fraud. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For more information, please visit www.spss.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.

                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)


                                                   Three Months Ended June 30,
                                              ------------------------------------
                                                                             Yr/Yr        % of Total Revenue
                                                2007          2006           % Chg.       2007          2006
                                              --------      --------         ------     --------      --------
Net revenues:
 License                                      $ 32,366      $ 29,312            10%           47%           46%
 Maintenance                                    30,449        27,428            11%           44%           43%
 Services                                        6,107         6,739            -9%            9%           11%
                                              --------      --------                    --------      --------

Net revenues                                    68,922        63,479             9%          100%          100%
                                              --------      --------                    --------      --------

Operating expenses:
 Cost of license and maintenance revenues        4,546         4,046            12%            7%            6%
 Sales, marketing and services                  33,034        31,561             5%           48%           50%
 Research and development                       12,351        13,089            -6%           18%           21%
 General and administrative                      8,746         8,761             0%           12%           14%
                                              --------      --------                    --------      --------
Operating expenses                              58,677        57,457             2%           85%           91%
                                              --------      --------                    --------      --------

Operating income                                10,245         6,022            70%           15%            9%
                                              --------      --------                    --------      --------

Other income (expense):
 Net interest income                             1,749           659           165%            3%            1%
 Other                                            (561)       (2,211)          -75%           -1%           -3%
                                              --------      --------                    --------      --------

Other income                                     1,188        (1,552)           NM             2%           -2%
                                              --------      --------                    --------      --------

Income before income taxes                      11,433         4,470           156%           17%            7%
Income tax expense                               4,242         1,922           121%            7%            3%
                                              --------      --------                    --------      --------
Net income                                    $  7,191      $  2,548           182%           10%            4%
                                              ========      ========                    ========      ========


Basic net income per common share             $   0.39      $   0.13           200%

Diluted net income per common share           $   0.36      $   0.12           200%

Share data:
Shares used in basic per share computation      18,569        19,473            -5%

Shares used in diluted per share computation    19,928        20,922            -5%

                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)


                                                        Six Months Ended June 30,
                                                 ---------------------------------------
                                                                                Yr/Yr           % of Total Revenue
                                                   2007           2006          % Chg.          2007           2006
                                                 ---------      ---------      ---------      ---------      ---------
Net revenues:
 License                                         $  67,338      $  59,185             14%            48%            47%
 Maintenance                                        59,375         53,491             11%            43%            43%
 Services                                           12,375         13,029             -5%             9%            10%
                                                 ---------      ---------                     ---------      ---------

Net revenues                                       139,088        125,705             11%           100%           100%
                                                 ---------      ---------                     ---------      ---------

Operating expenses:
 Cost of license and maintenance revenues            8,793          8,196              7%             6%             7%
 Cost of license and maintenance revenues
   -- software write-off                                --          1,283             NM             --              1%
 Sales, marketing and services                      66,663         61,957              8%            48%            49%
 Research and development                           24,622         25,918             -5%            18%            21%
 General and administrative                         16,690         15,377              9%            12%            12%
                                                 ---------      ---------                     ---------      ---------
Operating expenses                                 116,768        112,731              4%            84%            90%
                                                 ---------      ---------                     ---------      ---------

Operating income                                    22,320         12,974             72%            16%            10%
                                                 ---------      ---------                     ---------      ---------

Other income (expense):
 Net interest income (expense)                       3,255          1,005             NM              2%             1%
 Other                                              (1,345)        (2,061)           -35%            -1%            -2%
                                                 ---------      ---------                     ---------      ---------
Other income (expense)                               1,910         (1,056)            NM              1%            -1%
                                                 ---------      ---------                     ---------      ---------

Income before income taxes                          24,230         11,918            103%            17%             9%
Income tax expense                                   8,888          4,529             96%             6%             3%
                                                 ---------      ---------                     ---------      ---------
Net income                                       $  15,342      $   7,389            108%            11%             6%
                                                 =========      =========                     =========      =========

Basic net income per common share                $    0.80      $    0.38            111%

Diluted net income per common share              $    0.75      $    0.35            114%

Share data:
Shares used in basic per share computation          19,197         19,469             -1%

Shares used in diluted per share computation        20,529         20,999             -2%

                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                         JUNE 30,    DECEMBER 31,
                                                           2007         2006
                                                        ---------    -----------
ASSETS
Current assets
     Cash and cash equivalents                          $ 278,407     $ 140,203
     Accounts receivable, net                              48,959        53,814
     Inventories, net                                         859           752
     Deferred income taxes                                  4,165         3,784
     Prepaid income taxes                                   5,308         3,285
     Other current assets                                   4,183         4,692
                                                        ---------     ---------
        Total current assets                              341,881       206,530

Net property, equipment and leasehold improvements         17,563        17,708
Capitalized software development costs, net                34,390        31,583
Goodwill                                                   42,082        41,923
Intangibles, net                                            3,339         3,470
Deferred income taxes                                      26,288        28,714
Other noncurrent assets                                     6,789         2,566
                                                        ---------     ---------
        Total assets                                    $ 472,332     $ 332,494
                                                        =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Accounts payable                                   $   6,213     $   6,496
     Income and value added taxes payable                  12,625        10,249
     Deferred revenues                                     74,445        73,483
     Other accrued liabilities                             24,830        24,203
                                                        ---------     ---------
        Total current liabilities                         118,113       114,431

Long-term debt                                            150,000            --
Noncurrent deferred income taxes                              510           795
Noncurrent deferred revenue                                   750           745


Stockholders' equity
     Common Stock                                             190           198
     Additional paid-in capital                           177,193       205,912
     Accumulated other comprehensive income (loss)             78        (1,335)
     Retained earnings                                     25,498        11,748
                                                        ---------     ---------
        Total stockholders' equity                        202,959       216,523
                                                        ---------     ---------

        Total liabilities and stockholders'  equity     $ 472,332     $ 332,494
                                                        =========     =========

                           SPSS INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                            SIX MONTHS ENDED
                                                               JUNE 30,
                                                        ------------------------
                                                          2007           2006
                                                        ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                          $  15,342      $   7,389
    Adjustments to reconcile net income to net cash
      provided by operating activities:
          Depreciation and amortization                     8,397          8,431
          Deferred income taxes                             5,899          1,398
          Excess tax benefit from share-based
            compensation                                   (5,302)        (4,318)
          Amortization of share-based compensation          4,542          3,123
          Write-off of software                                --          1,283
          Changes in assets and liabilities:
             Accounts receivable                            5,405         (4,138)
             Inventories                                     (106)           231
             Prepaid and other assets                         558            518
             Accounts payable                                (306)        (2,326)
             Accrued expenses                                 427            249
             Income taxes                                    (126)          (204)
             Deferred revenue                                  92          1,266
          Other, net                                         (135)         1,744
                                                        ---------      ---------

Net cash provided by operating activities                  34,687         14,646
                                                        ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                  (2,674)        (3,020)
     Capitalized software development costs                (7,801)        (3,975)
                                                        ---------      ---------

Net cash used in investing activities                     (10,475)        (6,995)
                                                        ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of long-term debt             150,000             --
     Debt issuance costs                                   (4,281)            --
     Purchases of common stock                            (49,998)            --
     Proceeds from stock option exercises and
       employee stock purchase plan                        12,610         17,651
     Tax benefit from stock option exercises                5,302          4,318
     Net repayments under line-of-credit agreements            --         (3,372)
                                                        ---------      ---------

Net cash provided by financing activities                 113,633         18,597
                                                        ---------      ---------

Effect of exchange rates on cash                              359          2,690
                                                        ---------      ---------

Net change in cash and cash equivalents                   138,204         28,938
Cash and cash equivalents at beginning of period          140,203         84,408
                                                        ---------      ---------
Cash and cash equivalents at end of period              $ 278,407      $ 113,346
                                                        =========      =========

                           SPSS INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION--EFFECT OF SHARE-BASED COMPENSATION ON OPERATING INCOME
                     (IN THOUSANDS, EXCEPT PERCENT AMOUNTS)
                                   (UNAUDITED)


                                                                              Three Months Ended June 30,
                                            ----------------------------------------------------------------------------------
                                                                                                        Adjusted To Exclude
                                                 Reported--GAAP         Share-Based Compensation      Share-Based Compensation
                                            ------------------------    -------------------------     ------------------------
                                               2007          2006          2007           2006           2007         2006
                                            ----------    ----------    ----------     ----------     ----------   ----------
Net revenues                                $   68,922    $   63,479    $       --     $       --     $   68,922   $   63,479
                                            ----------    ----------    ----------     ----------     ----------   ----------

Operating expenses:
 Cost of license and maintenance revenues        4,546         4,046            --             --          4,546        4,046
 Sales, marketing and services                  33,034        31,561           479            606         32,555       30,955
 Research and development                       12,351        13,089           495            347         11,856       12,742
 General and administrative                      8,746         8,761         1,658          1,239          7,088        7,522
                                            ----------    ----------    ----------     ----------     ----------   ----------
Operating expenses                              58,677        57,457         2,632          2,192         56,045       55,265
                                            ----------    ----------    ----------     ----------     ----------   ----------

Operating income                            $   10,245    $    6,022    $   (2,632)    $   (2,192)    $   12,877   $    8,214
                                            ==========    ==========    ==========     ==========     ==========   ==========

Operating income as % of revenues                   15%            9%                                         19%          13%
                                            ==========     ==========                                 ==========   ==========

Diluted net income per common share         $     0.36    $     0.12    $    (0.08)    $    (0.06)    $     0.44   $     0.18
                                            ==========    ==========    ==========     ==========     ==========   ==========


                                                                          Six Months Ended June 30,
                                            ----------------------------------------------------------------------------------
                                                                                                       Adjusted To Exclude
                                                Reported--GAAP           Share-Based Compensation    Share-Based Compensation
                                            ------------------------    -------------------------    -------------------------
                                               2007          2006          2007           2006           2007         2006
                                            ----------    ----------    ----------     ----------     ----------   ----------
Net revenues                                $  139,088    $  125,705    $       --     $       --     $  139,088   $  125,705
                                            ----------    ----------    ----------     ----------     ----------   ----------

Operating expenses:
 Cost of license and maintenance revenues        8,793         8,196            --             --          8,793        8,196
 Cost of license and maintenance
    revenues -- software write-off                  --         1,283            --             --             --        1,283
 Sales, marketing and services                  66,663        61,957           955          1,041         65,708       60,916
 Research and development                       24,622        25,918           960            609         23,662       25,309
 General and administrative                     16,690        15,377         2,627          1,473         14,063       13,904
                                            ----------    ----------    ----------     ----------     ----------   ----------
Operating expenses                             116,768       112,731         4,542          3,123        112,226      109,608
                                            ----------    ----------    ----------     ----------     ----------   ----------

Operating income                            $   22,320    $   12,974    $   (4,542)    $   (3,123)    $   26,862   $   16,097
                                            ==========    ==========    ==========     ==========     ==========   ==========

Operating income as % of revenues                   16%           10%                                         19%          13%
                                            ==========     ==========                                 ==========   ==========

Diluted net income per common share         $     0.75    $     0.35    $    (0.14)    $    (0.09)    $     0.89   $     0.44
                                            ==========    ==========    ==========     ==========     ==========   ==========


NOTE - Share-Based Compensation

On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), Share-Based Payment ("SFAS No. 123(R)" or the "Statement") using the modified prospective method. SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Prior to the adoption of SFAS No. 123(R), the Company followed the intrinsic value method in accordance with APB No. 25 to account for its employee stock options and share-based awards issued before 2006. The Company has provided the effects of share-based compensation to show the comparable year effects of share-based compensation and the related effects on operating income and diluted net income per common share thereby facilitating year over year comparisons.